Exhibit 10.5

STOCKHOLDERS AGREEMENT TERMINATION AGREEMENT

This Stockholders Agreement Termination Agreement (this “Agreement”), is made and entered into as of April 15, 2019, by and among Mr. Barry Diller (“Diller”), Liberty Expedia Holdings, Inc., a Delaware corporation (“Liberty Expedia”), LEXEB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Liberty Expedia (“LEXEB”), and LEXE Marginco, LLC, a Delaware limited liability company and a wholly owned subsidiary of Liberty Expedia (“Marginco”).

RECITALS

WHEREAS, Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”), and Diller have entered into the Amended and Restated Stockholders Agreement, dated as of December 20, 2011 (the “Stockholders Agreement”), as assigned to Liberty Expedia pursuant to the Assignment and Assumption of Stockholders Agreement, dated as of November 4, 2016 (the “Stockholders Agreement Assignment”), by and among Liberty Expedia, Marginco, LEXEB, Qurate Retail and Diller, and as amended by Amendment No. 1 to Stockholders Agreement, dated as of November 4, 2016 (the “Stockholders Agreement Amendment”, and the Stockholders Agreement as so assigned pursuant to the Stockholders Agreement Assignment and as so amended by the Stockholders Agreement Amendment, the “Assigned and Amended Stockholders Agreement”), by and between Liberty Expedia and Diller (each on behalf of itself or himself, as applicable, and the members of their respective Stockholder Groups (as defined in the Assigned and Amended Stockholders Agreement)); and

WHEREAS, simultaneously with the execution of this Agreement, Expedia Group, Inc., a Delaware corporation (“Expedia Group”), Liberty Expedia, LEMS I LLC, a single member Delaware limited liability company and wholly owned subsidiary of Expedia Group (“Merger LLC”), and LEMS II Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC (“Merger Sub”), are entering into the Agreement and Plan of Merger, dated as of April 15, 2019 (as amended pursuant to its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into Liberty Expedia (the “Merger”), with Liberty Expedia surviving the Merger, and (ii) immediately following the Merger, Liberty Expedia as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions.  Capitalized terms used but not defined in this Agreement have the respective meanings assigned to those terms in the Merger Agreement.

2.          Stockholders Agreement Termination.  Liberty Expedia, for itself and on behalf of LEXEB and Marginco, as members of the Liberty Expedia Stockholder Group (as defined in the Assigned and Amended Stockholders Agreement), and Diller, for himself and on behalf of the members of the Diller Stockholder Group (as defined in the Assigned and Amended Stockholders Agreement), each agree, that effective upon the Closing, the Assigned and Amended Stockholders Agreement is terminated (the “Stockholders Agreement Termination”) and will thereafter cease to be of any further force and effect, and no party thereto will thereafter have any rights or obligations thereunder.  Notwithstanding the foregoing, any liability resulting from a breach of the Assigned and Amended Stockholders Agreement occurring prior to the Stockholders Agreement Termination shall survive any termination thereof pursuant to this Section 2.

3.          Termination/Amendment.  If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder.  This Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

4.          Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

5.          Further Documents.  If, subsequent to the date hereof, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto will execute and deliver such further documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

LEXEB, LLC

By:	Liberty Expedia Holdings, Inc. as sole member and manager of LEXEB, LLC

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

LEXE MARGINCO, LLC

By:	Liberty Expedia Holdings, Inc. as sole member and manager of LEXE Marginco, LLC

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

/s/ Barry Diller
Barry Diller

[Signature Page to Stockholders Agreement Termination Agreement]